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                                                                    EXHIBIT 99.1


FROM:                                           FOR:
Padilla Speer Beardsley Inc.                    Synovis Life Technologies, Inc.
1101 West River Parkway                         2575 University Ave.
Minneapolis, Minnesota 55415                    St. Paul, Minnesota 55114

CONTACT:                                        CONTACT:
Nancy A. Johnson/Marian Briggs                  Connie Magnuson, CFO
 (612) 455-1745/(612) 455-1742                  (651) 796-7300


FOR IMMEDIATE RELEASE
---------------------

SYNOVIS LIFE TECHNOLOGIES NAMES DAVID BUCHE
CHIEF OPERATING OFFICER OF SYNOVIS SURGICAL
INNOVATIONS DIVISION


         ST. PAUL, Minn., June 21, 2004 - Synovis Life Technologies, Inc. (NASDAQ: SYNO), today named David Buche vice president of Synovis Life Technologies and chief operating officer of the Synovis Surgical Innovations division. In this newly created position, Buche will oversee all business aspects of the division, including sales, marketing and operations. He reports directly to Karen Gilles Larson, president and chief executive officer of Synovis Life Technologies. Buche has served as vice president of marketing and sales for this division since January 1998 and joined the company in 1995.

         "The time is right to expand our executive team to meet the demands of a growing business," said Larson. "Revenue in the surgical business increased 63 percent from fiscal 2001 through 2003. While revenue growth has slowed this fiscal year, we have significant opportunities ahead of us in new markets, as well as in gastric bypass surgery." For the past several years, growth in Peri-Strips(R), the company's top-selling product, has come from applications in gastric bypass surgery to treat morbid obesity. Recently, Synovis received FDA marketing clearance for additional Peri-Strips applications, creating more revenue opportunity for the company.

         Larson continued, "The creation of this position is part of our plan and strategy to manage our business effectively. David and I have worked closely together since his appointment to vice president in January 1998. He is a tenacious, creative and tireless leader with a broad knowledge of our surgical business. I know he will contribute significantly to Synovis' future accomplishments and success."


                                     (more)

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Synovis Life Technologies, Inc.
June 21, 2004
Page 2



         Prior to being named vice president of marketing and sales in January 1998, Buche served as director of marketing and as director of international marketing and sales at Synovis. From 1988 to February 1995, he held numerous product and sales management positions at Spectranetics Corporation, a company that develops and markets technology for interventional cardiovascular therapy.

ABOUT SYNOVIS SURGICAL INNOVATIONS

         Synovis Surgical Innovations, a division of Synovis Life Technologies, develops, manufactures and markets implantable biomaterial products and tools for cardiac and vascular surgeries, all designed to reduce risk and/or facilitate critical surgeries, leading to better patient outcomes and lower costs. For more information, visit www.synovissurgical.com.

ABOUT SYNOVIS LIFE TECHNOLOGIES

         Synovis Life Technologies, Inc., based in St. Paul, Minn., is a diversified medical device company engaged in developing, designing, manufacturing and bringing to market medical devices for the surgical and interventional treatment of disease. For additional information on Synovis Life Technologies and its businesses, visit the company's Web site at www.synovislife.com.


         Forward-looking statements contained in this press release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The statements can be identified by words such as "should", "could", "may", "will", "expect", "believe", "anticipate", "estimate", "continue", or other similar expressions. Certain important factors that could cause results to differ materially from those anticipated by the forward-looking statements made herein include the timing of product introductions, the number of certain surgical procedures performed and the level of orders from contract manufacturing customers. A full discussion of factors can be found in the company's Annual Report on Form 10-K for the year ended October 31, 2003.

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